Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated December 18, 2008 , in the Registration Statement and related Prospectus (Form S-6 No. 333-155816) dated December 18, 2008 of Equity Opportunity Trust Dividend Income Value Strategy Series 2008F.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
December 18, 2008